                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K/A
                                 (Amendment No. 1)


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 13, 2000
                                 Date of Report
                        (Date of earliest event reported)

                             -----------------------

                         NORTH AMERICAN SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                       51-0366422
(State or other jurisdiction                          (I.R.S. Employer
      of incorporation)                              Identification No.)


                   20200 SUNBURST STREET, CHATSWORTH, CA 91311
          (Address, including zip code, of principal executive offices)


                                 (818) 734-8600
              (Registrant's telephone number, including area code)

                             -----------------------

                                 NOT APPLICABLE
      (Former address and telephone number of principal executive offices, if changed since last report)

                             -----------------------

                                 AMENDMENT NO. 1

     The undersigned Registrant, North American Scientific Inc. ("NASI"), hereby amends item 7, financial statements and exhibits, of its Current Report on Form 8-K, originally filed with the Securities Exchange Commission on October 19, 2000, reporting the acquisition of Theseus Imaging Corporation ("Theseus") pursuant to the Agreement and Plan of Merger dated September 22, 2000, as set forth herein and in the pages attached hereto:

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.


     Financial statements of Theseus Imaging Corporation are attached hereto as follows:

                                                                                                                     Page
                                                                                                                     ----
     AUDITED FINANCIAL STATEMENTS

     Report of Independent Accountants .........................................................................      F-1

     Balance Sheets as of December 31, 1999 and 1998 ...........................................................      F-2

     Statements of Operations for the period from September 10, 1997 (Inception) to December 31, 1999 and
       for the years ended December 31, 1999 and 1998...........................................................      F-3

     Statements of Stockholders' Deficit for the period from September 10, 1997 (Inception) to
       December 31, 1999........................................................................................      F-4

     Statements of Cash Flows for the period from September 10, 1997 (Inception) to December 31, 1999 and
       for the years ended December 31, 1999 and 1998...........................................................      F-5

     Notes to the Financial Statements .........................................................................      F-6

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     Unaudited Balance Sheets as of September 30, 2000 and December 31, 1999 ...................................     F-11

     Unaudited Statements of Operations for the nine months ended September 30, 2000 and 1999 ..................     F-12

     Unaudited Statements of Stockholders' Deficit for the nine months ended
       September 30, 2000 ......................................................................................     F-13

     Unaudited Statements of Cash Flows for the nine months ended September 30, 2000 and 1999 ..................     F-14

     Condensed Notes to the Unaudited Financial Statements .....................................................     F-15

(b)      Pro forma financial information.

     Unaudited pro forma condensed financial information reflecting NASI's acquisition of Theseus, including related explanatory notes, are attached hereto as follows:
                                                                                                                     PAGE

     Basis of Presentation .....................................................................................      X-1

     Unaudited Pro Forma Condensed Balance Sheet as of July 31, 2000 ...........................................      X-2

     Unaudited Pro Forma Condensed Statement of Operations for the year ended October 31, 1999..................      X-3

     Unaudited Pro Forma Condensed Statement of Operations for the nine months ended July 31, 2000..............      X-4

     Notes to Unaudited Pro Forma Condensed Financial Data .....................................................      X-5

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Theseus Imaging Corporation (A Development Stage Enterprise)

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Theseus Imaging Corporation (A Development Stage Enterprise) at December 31, 1999 and 1998 and the results of its operations and its cash flows for the period from September 10, 1997 (Inception) to December 31, 1999 and for the years ended December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Orange County, CA

October 17, 2000

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                                                                     DECEMBER 31,
                                                                                             ----------------------------
                                                                                                 1999             1998
                                                                                             -----------      -----------
ASSETS

Current assets
Cash ...................................................................................     $   165,000      $    98,000
                                                                                             -----------      -----------
     Total current assets ..............................................................         165,000           98,000
                                                                                             -----------      -----------
Licenses, net ..........................................................................       3,132,000        3,058,000
Other assets ...........................................................................           4,000               --
                                                                                             -----------      -----------
     Total assets ......................................................................     $ 3,301,000      $ 3,156,000
                                                                                             ===========      ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Convertible notes payable ...........................................................     $ 4,007,000      $ 1,078,000
   Accounts payable ....................................................................         292,000          119,000
   Accrued expenses ....................................................................          75,000           58,000
   Accrued interest ....................................................................         339,000          127,000
                                                                                             -----------      -----------
     Total current liabilities .........................................................       4,713,000        1,382,000

Note payable ...........................................................................       2,500,000        2,500,000

Commitments and contingencies (Note 7)

Stockholders' deficit
   Common stock, $.01 par value, 1,000,000 shares authorized; 900,000 and 770,000 shares
     issued and outstanding as of December 31, 1999 and 1998 respectively ..............           9,000            8,000
   Common stock subscription receivable ................................................          (8,000)          (8,000)
   Deferred compensation ...............................................................        (711,000)        (930,000)
   Additional paid-in capital ..........................................................       2,751,000        1,159,000
   Deficit accumulated during development stage ........................................      (5,953,000)        (955,000)
                                                                                             -----------      -----------
     Total stockholders' deficit .......................................................      (3,912,000)        (726,000)
                                                                                             -----------      -----------

     Total liabilities and stockholders' deficit .......................................     $ 3,301,000      $ 3,156,000
                                                                                             ===========      ===========


  The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                                  FOR THE PERIOD
                                                                       FROM
                                                                   SEPTEMBER 10,       FOR THE          FOR THE
                                                                 1997 (INCEPTION)    YEAR ENDED        YEAR ENDED
                                                                 TO DECEMBER 31,    DECEMBER 31,       DECEMBER 31,
                                                                       1999             1999              1998
                                                                 ----------------  ---------------  ---------------
Operating expenses
    Research and development..................................    $    3,559,000    $   3,084,000   $      475,000
    General and administrative expenses ......................         1,043,000          715,000          328,000
                                                                  --------------    -------------   --------------
      Loss from operations ...................................         4,602,000        3,799,000          803,000

Other expenses
    Interest expense..........................................         1,351,000        1,199,000          152,000
                                                                  --------------    -------------   --------------

Net loss ..................................................       $    5,953,000    $   4,998,000   $      955,000
                                                                  ==============    =============   ==============




   The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   STATEMENTS OF STOCKHOLDERS' DEFICIT FOR THE
         PERIOD FROM SEPTEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1999

                                                                                                         DEFICIT
                                                            COMMON                                     ACCUMULATED
                                     COMMON STOCK            STOCK                      ADDITIONAL     DURING THE
                                     ------------       SUBSCRIPTION      DEFERRED        PAID-IN      DEVELOPMENT
                                   SHARES     AMOUNT      RECEIVABLE    COMPENSATION      CAPITAL         STAGE        TOTAL
                                   ------    -------     -----------    ------------      -------         -----        -----
Common stock issued
  September 1997.................   770,000    $ 8,000   ($   8,000)   $           -   $         -  $          -    $         -
                                   --------    -------   -----------   --------------  -----------  -------------   -----------

Balance at December 31, 1997.....   770,000      8,000       (8,000)               -             -             -              -

Beneficial conversion feature
  recognized on convertible notes
  payable (Note 4) ..............         -          -            -                -        25,000             -         25,000

Non-cash stock compensation
  charge for options issued
  to non-employees (Note 5)......         -          -            -         (930,000)    1,134,000             -        204,000

Net loss.........................         -          -            -                -             -      (955,000)      (955,000)
                                   --------    -------   -----------   --------------  -----------  -------------   -----------

Balance at December 31, 1998.....   770,000      8,000       (8,000)        (930,000)    1,159,000      (955,000)      (726,000)

Common stock issued for
  licenses, August 1999..........    60,000          -            -                -       498,000           -          498,000

Common stock issued for
  consulting, August 1999........    70,000      1,000            -                -       427,000             -        428,000

Beneficial conversion feature
  recognized on convertible notes
  payable (Note 4) ..............         -          -            -                -       667,000             -        667,000

Non-cash stock compensation
  charge for options issued
  to non-employees (Note 5)......         -          -            -          219,000             -             -        219,000

Net loss.........................         -          -            -                -             -    (4,998,000)    (4,998,000)
                                   --------    -------   -----------   --------------  -----------  -------------   -----------

Balance at December 31, 1999.....   900,000    $ 9,000   ($   8,000)   ($    711,000)  $ 2,751,000  ($ 5,953,000)   ($3,912,000)
                                   ========    =======   ===========   ==============  ===========  =============   ============

   The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                     FOR THE PERIOD
                                                                          FROM
                                                                      SEPTEMBER 10,       FOR THE           FOR THE
                                                                  1997 (INCEPTION) TO    YEAR ENDED        YEAR ENDED
                                                                      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                         1999               1999              1998
                                                                         ----               ----              ----

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss ....................................................   ($  5,953,000)       ($4,998,000)     ($  955,000)
    Adjustments to reconcile net loss to net cash used for
      operating activities:
        Depreciation and amortization ...........................         254,000            177,000           77,000
        Common stock issued for consulting and licenses..........         926,000            926,000                -
        Non-cash stock compensation charge.......................         423,000            219,000          204,000
        Interest expense from beneficial conversion feature
          on convertible notes...................................         692,000            667,000           25,000
        Changes in assets and liabilities
          Accounts payable ......................................         292,000            173,000          119,000
          Accrued expenses ......................................          75,000             17,000           58,000
          Accrued interest ......................................         339,000            212,000          127,000
                                                                   --------------      -------------   --------------
              Net cash used for operating activities ............      (2,952,000)        (2,607,000)        (345,000)
                                                                   --------------      -------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of licenses......................................        (885,000)          (250,000)        (635,000)
    Capital expenditures ........................................          (5,000)            (5,000)               -
                                                                   --------------      -------------   --------------
              Net cash used for investing activities ............        (890,000)          (255,000)        (635,000)
                                                                   --------------      -------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuances of convertible notes payable ........       4,007,000          2,929,000        1,078,000
                                                                   --------------      -------------   --------------
              Net cash provided by financing activities .........       4,007,000          2,929,000        1,078,000
                                                                   --------------      -------------   --------------


Net increase in cash ............................................         165,000             67,000           98,000
Cash at beginning of period .....................................               -             98,000                -
                                                                   --------------      -------------   --------------

Cash at end of period ...........................................  $      165,000      $     165,000   $       98,000
                                                                   ==============      =============   ==============

Supplemental disclosure of cash flow information:

Interest paid  ..................................................  $      270,000      $     270,000   $            -
                                                                   ==============      =============   ==============

Income taxes paid ...............................................  $        7,000      $       7,000   $            -
                                                                   ==============      =============   ==============

   The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - DESCRIPTION OF BUSINESS

     Theseus Imaging Corporation (the "Company") was incorporated on September 10, 1997 (Inception) at which time it was capitalized. The Company is a development stage enterprise that develops radiopharmaceuticals to enhance the medical management of heart attack, organ transplantation and cancer.

     The majority of the Company's efforts to date have been in the organization of the Company, establishing its management team, raising capital and initiating product development. Substantially all of the Company's products are in various stages of development.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash, accounts payable and notes payable are carried at historical cost, which approximates their fair values because of the short-term maturity of these instruments and the relatively stable interest rate environment.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The estimated service lives used in determining depreciation on equipment is 5 years.

LICENSE AGREEMENTS

     License agreements are amortized on a straight-line basis over periods ranging up to fifteen years. The amortization periods are based on the lives of the license agreements or the approximate remaining lives of the related patents, whichever is shorter. Accumulated amortization related to license agreements at December 31, 1999 and 1998 totaled $253,000 and $77,000, respectively.

LONG-LIVED ASSETS

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. To date, no such impairments have been recorded.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

INCOME TAXES

     The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the provisions of the enacted tax laws.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

STATEMENT OF CASH FLOWS

     During 1999 and 1998, the Company acquired certain licensing rights which are payable in future periods. Accordingly, as of December 31, 1999 and 1998, the Company has recorded $2,575,000 and $2,500,000, respectively, in accrued liabilities and/or note payable. As a result, these non-cash transactions are not reflected in the statement of cash flows.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." The Company will be required to adopt SAB 101 in fiscal 2001. The Company does not expect this accounting pronouncement to have a material effect on the Company's financial position or results of operations.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities." In May 1999, the FASB voted to delay the effective date of FAS 133 by one year. The Company will be required to adopt FAS 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. The Company does not expect this change in accounting pronouncement to have a material effect on the Company's financial position or results of operations.


NOTE 3 - LICENSE AGREEMENTS

     License agreements include the following:


                                                          DECEMBER 31,
                                                   ------------------------
                                                       1999         1998
                                                   -----------  -----------
NeoRx Corporation ...............................  $ 3,000,000   $3,000,000
Other ...........................................      385,000      135,000
                                                   -----------   ----------
   Total cost ...................................    3,385,000    3,135,000
Accumulated amortization ........................     (253,000)     (77,000)
                                                   -----------   ----------
   Licenses, net ................................  $ 3,132,000   $3,058,000
                                                   ===========   ==========

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NEORX CORPORATION
     On August 7, 1998, the Company acquired a license to a family of patents and patent applications and certain other information and know-how from NeoRx Corporation for worldwide rights to technology relating to "linkers" (a chemical binding process linking Annexin-V protein to radioactive isotope). Under the terms of the license agreement, the Company has agreed to pay NeoRx $3 million, $500,000 of which was paid in 1998, with the remaining $2.5 million due on August 7, 2001. Interest on the unpaid balance accrues at the rate of ten percent annually with interest payments due semiannually. Accrued interest totaled $99,000 and $112,000 at December 31, 1999 and 1998, respectively. The Company is also required to pay earned royalty payments based on the net sales of products using technology covered in the agreement. The license expires upon the date of the expiration of the last patent covered in the agreement.

OTHER
     The Company has also acquired licenses, patents and technology from certain other entities. These agreements included certain up-front license payments as well as royalties on net sales of products covered by the agreements.


NOTE 4 - CONVERTIBLE NOTES PAYABLE

     On October 7, 1998, the Company signed a letter of intent to merge with North American Scientific, Inc. ("NASI"). NASI agreed to provide financing to the Company to cover clinical trial costs and other operating and research purposes. This financing was in the form of convertible notes bearing interest at the prime rate plus 1%. These notes are convertible into common stock of the Company at NASI's option. The original notes were due by September 30, 1999. On October 21, 1999, the Company signed a definitive merger agreement to be acquired by NASI in a stock-for-stock exchange. Concurrently, the secured notes were amended extending the due date to November 30, 2000. The notes are secured by a first priority interest in the Company's right, title and interest in the collateral as defined in the Security Agreement, which consists primarily of certain licensing agreements.

     As of December 31, 1999 and 1998, the convertible notes payable balances were $4,007,000 and $1,078,000, respectively. As of December 31, 1999 and 1998, the accrued interest on the notes amounted to $240,000 and $15,000, respectively. From January 1, 2000 to October 13, 2000, NASI further advanced the Company an additional $3,292,000.

     Because the value of the Company's common shares exceeded the related note and accrued interest balances which NASI was entitled to convert, the convertible notes have been determined to contain a beneficial conversion feature. Accordingly, at each date when funding was received from NASI under the notes, an interest expense component was reflected with an offsetting credit to additional paid-in-capital.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 5 - STOCK OPTIONS

     The Company issues options pursuant to its 1998 Employee, Director and Consultant Stock Plan (the "Plan"). The Plan provides for the granting of options to purchase up to 120,000 shares of common stock to employees, directors and consultants of the Company. Options vest over periods ranging from three to four years. The options expire ten years from the date of grant. The following table summarizes stock option activity during the period from September 10, 1997 (Inception) to December 31, 1999:

                                                               Options                   Weighted Average
                                                             Outstanding                  Exercise Price
                                                             -----------                  --------------
                  Granted                                              -
                  Forfeited or cancelled                               -
                  Exercised                                            -
                                                             -----------

                  Balance at December 31, 1997                         -
                                                             -----------

                  Granted                                        100,000                      $   0.01
                  Forfeited or cancelled                               -
                  Exercised                                            -
                                                             -----------

                  Balance at December 31, 1998                   100,000                          0.01
                                                             -----------

                  Granted                                              -
                  Forfeited or cancelled                               -
                  Exercised                                            -
                                                             -----------

                  Balance at December 31, 1999                   100,000                      $   0.01
                                                             -----------

     The exercise price for all stock options outstanding at December 31, 1999 was $.01 per share. There were 50,000 and 25,000 options exercisable with weighted average exercise prices of $0.01 at December 31, 1999 and 1998, respectively. The weighted average remaining contractual life as of December 31, 1999 and 1998 was 8.5 and 9.5 years, respectively.

     The Company accounts for its Plan under APB 25. However, since all options were granted by Theseus to non-employees, compensation expense for these options has been recorded by the Company consistent with SFAS 123. The fair value of each option is estimated using the Black-Scholes option pricing model with the following weighted average assumptions: no dividend yield; risk free interest rate of 5.2% for 1999 and 5.7% for 1998; an expected volatility of 80% and an expected life of 10 years. The weighted average grant-date fair value of options granted under the Plan during the year ended December 31, 1998 was $3.62 per share.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 6 - INCOME TAXES

     There are no net assets or liabilities for income taxes, nor income tax expense included in the financial statements as the Company has incurred losses since inception for both financial reporting and income tax purposes. The deferred tax assets and related valuation allowance consist of the following at December 31, 1999 and 1998:

                                                           DECEMBER 31,
                                                     ------------------------
Deferred tax assets:                                     1999          1998
                                                     -----------   ----------
Net operating loss carryforwards ..................  $ 2,078,000   $  354,000
Valuation allowance ...............................   (2,078,000)    (354,000)
                                                     ------------  -----------
                                                     $         -   $        -
                                                     ============  ===========

     Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion that the Company's deferred tax assets at December 31, 1999 and 1998 should be fully reserved. The difference between the effective tax rate and the statutory federal income tax rate is primarily due to the non-recognition of the benefit of net operating losses and the related provision for the valuation allowance.

     At December 31, 1999, the Company has net operating loss carryforwards for federal and state income purposes of approximately $4,700,000 and $5,100,000, respectively. The federal net operating loss carryforwards begin to expire in 2018 and state net operating loss carryforwards begin to expire in 2003. The use of such net operating loss carryforwards would be limited in the event of a change in control of the Company.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

     The Company has agreements with several institutions that call for payments upon the achievement of milestones by the Company and royalty payments based upon a percentage of product sales.

     From time to time the Company is subject to legal proceedings and claims that arise in the normal course of its business. The Company believes such proceedings will not have a material adverse effect on the financial position or results of operations of the Company.


NOTE 8 - RELATED PARTIES

     The chairman of the board of directors, president and a significant stockholder of Theseus is a director of NASI. In addition, a director and significant stockholder of Theseus is the chairman of the board of the directors of NASI.


NOTE 9 - SUBSEQUENT EVENTS

     On September 22, 2000, the Company entered into an Amended and Restated Agreement and Plan of Merger by and among NASI, NASI Acquisition Corp., a wholly-owned subsidiary of NASI, the Company and certain stockholders and officers of the Company (the "Merger Agreement"). On October 13, 2000, the Company consummated the merger with NASI, so that the Company became a wholly owned subsidiary of NASI.

     Pursuant to the Merger Agreement, Theseus' stockholders and option holders received a total of 345,665 shares of, or options to purchase, NASI's common stock in exchange for 100% of Theseus' outstanding common stock and options.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                                  SEPTEMBER 30,   DECEMBER 31,
                                                                                       2000          1999
                                                                                  ------------    -----------
                                                                                   (unaudited)
ASSETS

Current assets
Cash ...........................................................................  $      70,000   $    165,000
                                                                                  -------------   ------------

   Total current assets .........................................................        70,000        165,000

Licenses, net ...................................................................     2,800,000      3,132,000
Other assets ....................................................................         3,000          4,000
                                                                                  -------------   ------------

   Total assets ................................................................. $   2,873,000   $  3,301,000
                                                                                  =============   ============



LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Convertible note payable ..................................................... $   6,974,000   $  4,007,000
   Accounts payable..............................................................         6,000        292,000
   Accrued expenses..............................................................         3,000         75,000
   Accrued interest .............................................................       664,000        339,000
                                                                                  -------------   ------------
     Total current liabilities ..................................................     7,647,000      4,713,000

Note payable ....................................................................     2,500,000      2,500,000

Stockholders' deficit
   Common stock, $.01 par value, 1,000,000 shares authorized; 900,000 shares issued and outstanding as of September 30, 2000 (unaudited)
     and December 31, 1999.......................................................         9,000          9,000
   Common stock subscription receivable .........................................        (8,000)        (8,000)
   Deferred compensation.........................................................      (376,000)      (711,000)
   Additional paid-in capital ...................................................     7,082,000      2,751,000
   Deficit accumulated during development stage .................................   (13,981,000)    (5,953,000)
                                                                                  -------------   ------------
     Total stockholders' deficit.................................................    (7,274,000)    (3,912,000)
                                                                                  -------------   ------------

     Total liabilities and stockholders' deficit ................................ $   2,873,000   $  3,301,000
                                                                                  =============   ============


   The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                -------------------------
                                                                     2000         1999
                                                                ------------  -----------
                                                                        (unaudited)
Operating expenses
   Research and development ................................... $  2,422,000  $ 2,470,000
   General and administrative expenses ........................      644,000      390,000
                                                                ------------  -----------

     Loss from operations .....................................    3,066,000    2,860,000
                                                                ------------  -----------

Other expenses
   Interest expense ...........................................    4,962,000      673,000
                                                                ------------  -----------

Net loss ...................................................... $  8,028,000  $ 3,533,000
                                                                ============  ===========












   The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

           FOR THE PERIOD FROM DECEMBER 31, 1999 TO SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                                                                       DEFICIT
                                                           COMMON                                    ACCUMULATED
                                       COMMON STOCK        STOCK                      ADDITIONAL      DURING THE
                                    ----------------    SUBSCRIPTION     DEFERRED      PAID-IN       DEVELOPMENT
                                    SHARES      AMOUNT   RECEIVABLE    COMPENSATION    CAPITAL          STAGE        TOTAL
                                    ------      ------   ----------    ------------    --------         -----        -----
Balance at December 31, 1999.....   900,000    $ 9,000   ($  8,000)    ($  711,000)  $ 2,751,000  ($ 5,953,000)   ($ 3,912,000)

Beneficial conversion feature
  recognized on convertible notes
  payable .......................         -          -           -                -    4,331,000             -       4,331,000

Non-cash stock compensation
  charge for options issued
  to non-employees...............         -          -           -          335,000            -             -         335,000

Net loss.........................         -          -           -                -            -    (8,028,000)     (8,028,000)
                                   --------    -------   ---------     -----------   ----------- --------------    ------------

Balance at September 30, 2000....   900,000    $ 9,000   ($  8,000)    ($  376,000)  $ 7,082,000 ($ 13,981,000)    ($7,274,000)
                                   ========    =======   =========     ===========   =========== ==============    ============



   The accompanying notes are an integral part of these financial statements.

                                         THESEUS IMAGING CORPORATION

                                      (A DEVELOPMENT STAGE ENTERPRISE)

                                          STATEMENTS OF CASH FLOWS



                                                                                                       NINE MONTHS ENDED
                                                                                                          SEPTEMBER 30,
                                                                                                 ----------------------------
                                                                                                       2000          1999
                                                                                                 ------------    ------------
                                                                                                          (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss .................................................................................... ($ 8,028,000)   ($ 3,533,000)
   Adjustments to reconcile net loss to net cash used for operating activities:
       Depreciation and amortization ...........................................................      178,000         109,000
       Common stock issued for consulting and licenses .........................................            -         926,000
       Non-cash stock compensation charge ......................................................      335,000         164,000
       Interest expense from beneficial conversion feature on convertible note..................    4,331,000         205,000
       Write-off of license.....................................................................      155,000               -
       Changes in assets and liabilities
         Accounts payable ......................................................................     (286,000)       (119,000)
         Accrued liabilities ...................................................................      (72,000)         51,000
         Accrued interest ......................................................................      325,000         149,000
                                                                                                 ------------    ------------
           Net cash used for operating activities ..............................................   (3,062,000)     (2,048,000)
                                                                                                 ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of licenses .....................................................................            0         (52,000)
   Capital expenditures ........................................................................            -          (5,000)
                                                                                                 ------------    ------------
           Net cash used for investing activities ..............................................            0         (57,000)
                                                                                                 ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuances of convertible note payable .........................................    2,967,000       2,079,000
                                                                                                 ------------    ------------
           Net cash provided by financing activities ...........................................    2,967,000       2,079,000
                                                                                                 ------------    ------------

Net decrease in cash ...........................................................................      (95,000)        (26,000)

Cash at beginning of period ....................................................................      165,000          98,000
                                                                                                 ------------    ------------

Cash at end of period .......................................................................... $     70,000     $    72,000
                                                                                                 ============     ===========

Supplemental disclosure of cash flow information:

Interest paid .................................................................................. $    255,000     $   270,000
                                                                                                 ============     ===========

Income taxes paid .............................................................................. $      5,000     $     7,000
                                                                                                 ============     ===========


   The accompanying notes are an integral part of these financial statements.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

                CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - UNAUDITED INTERIM FINANCIAL STATEMENTS

     The interim financial statements included in this report are unaudited. The Company believes the interim financial statements are presented on a basis consistent with the audited financial statements. The Company also believes that the interim financial statements contain all adjustments necessary for a fair presentation of the results for such interim periods. All of these adjustments are normal recurring adjustments. The results of operations for interim periods do not necessarily predict the operating results for the full year. The balance sheet as of September 30, 2000 does not include all disclosures required by generally accepted accounting principles as permitted by interim reporting requirements. The information included in this report should be read in conjunction with the audited financial statements and related notes included elsewhere herein.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." The Company will be required to adopt SAB 101 in fiscal 2001. The Company does not expect this accounting pronouncement to have a material effect on the Company's financial position or results of operations.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities." In May 1999, the FASB voted to delay the effective date of FAS 133 by one year. The Company will be required to adopt FAS 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. The Company does not expect this change in accounting pronouncement to have a material effect on the Company's financial position or results of operations.

NOTE 3 - SUBSEQUENT EVENTS

     On September 22, 2000, the Company entered into an Amended and Restated Agreement and Plan of Merger by and among NASI, NASI Acquisition Corp., a wholly-owned subsidiary of NASI, the Company and certain stockholders and officers of the Company (the "Merger Agreement"). On October 13, 2000, the Company consummated the merger with NASI, so that the Company became a wholly owned subsidiary of NASI.

     Pursuant to the Merger Agreement, Theseus' stockholders and option holders received a total of 345,665 shares of, or options to purchase, NASI's common stock in exchange for 100% of Theseus' outstanding common stock and options.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                              BASIS OF PRESENTATION


     On October 13, 2000, North American Scientific, Inc. ("NASI") acquired Theseus Imaging Corporation (the "Theseus") by means of a statutory merger. Theseus' stockholders and option holders received a total of 345,665 shares of, or options to purchase, NASI's common stock in exchange for 100% of Theseus' outstanding common stock and options. The acquisition will be accounted under the purchase method of accounting. Accordingly, the results of operations will be included with NASI's beginning at the acquisition date. The purchase price resulted in an excess of the cost of the acquisition over the fair value of the net assets acquired. Such excess is being amortized on a straight-line basis over 10 years. The preliminary purchase price allocation is based on management's estimates. The purchase price allocation is subject to further refinement and change over the next year. Management believes the preliminary purchase price allocation is not expected to materially differ from the final allocation. Furthermore, management is not aware of any significant assets or liabilities likely to be recognized in future periods which would have an impact on the preliminary purchase price allocation.

     The unaudited Pro Forma Condensed Balance Sheet for NASI at July 31, 2000 combines the historical balance sheets of NASI and Theseus as if the acquisition had occurred on July 31, 2000, after giving effect to certain adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information.

     The unaudited Pro Forma Condensed Income Statements for the year ended October 31, 1999 and for the nine-months ended July 31, 2000 present the combined results of operations of NASI and Theseus as if the acquisition had occurred on November 1, 1998, after giving effect to certain adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

     The following Unaudited Pro Forma Condensed Financial Information is presented for illustrative purposes only. It is not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had NASI and Theseus been a consolidated company during the specified periods. The Unaudited Pro Forma Condensed Financial Information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto, which were previously reported in NASI's Annual Report on Form 10-K for the year ended October 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended July 31, 2000.

     The required Unaudited Pro Forma Financial Information is as follows:

     Unaudited Pro Forma Condensed Balance Sheet at July 31, 2000.

     Unaudited Pro Forma Condensed Income Statement for the fiscal year ended
         October 31, 1999 and of Theseus for the fiscal year ended December 31, 1999.

     Unaudited Pro Forma Condensed Income Statement for the nine-months ended
         July 31, 2000 and of Theseus for the nine-months ended September 30, 2000.

                                         THESEUS IMAGING CORPORATION

                                      (A DEVELOPMENT STAGE ENTERPRISE)

                                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                                JULY 31, 2000

                                                                                              PRO FORMA
                                                                                             ADJUSTMENTS
                                                                   NASI         THESEUS        (NOTE 1)            PRO FORMA
                                                             -------------- -------------   -------------      --------------

ASSETS

Current assets
   Cash and cash equivalents ............................... $    3,353,000 $      73,000   $          -         $  3,426,000
   Marketable securities ...................................      8,142,000             -              -            8,142,000
   Accounts receivable, net ................................      1,212,000             -              -            1,212,000
   Inventories .............................................        827,000             -              -              827,000
   Prepaid expenses and other current assets ...............        959,000             -       (544,000)  (a)        415,000
                                                             -------------- -------------   ------------       --------------
     Total current assets ..................................     14,493,000        73,000       (544,000)          14,022,000
                                                             -------------- -------------   ------------       --------------

Equipment and leasehold improvements, net ..................      3,600,000         3,000              -            3,603,000
                                                             -------------- -------------   ------------       --------------

Other assets
   Goodwill ................................................              -             -      6,041,000   (b)      6,041,000
   Licenses, net ...........................................              -     2,988,000              -            2,988,000
   Notes receivable ........................................      6,189,000             -     (5,989,000)  (c)        200,000
   Construction in progress ................................      3,687,000             -              -            3,687,000
   Other assets ............................................        568,000             -       (307,000)  (d)        261,000
                                                             -------------- -------------   ------------       --------------
     Total other assets.....................................     10,444,000     2,988,000       (255,000)          13,177,000
                                                             -------------- -------------   ------------       --------------

     Total assets .......................................... $   28,537,000 $   3,064,000      ($799,000)        $ 30,802,000
                                                             ============== =============   ============       ==============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
   Convertible note payable ................................ $            - $   5,989,000    ($5,989,000)  (e)   $          -
   Accounts payable ........................................        899,000       717,000              -            1,616,000
   Accrued expenses ........................................        562,000             -              -              562,000
   Accrued interest ........................................                      669,000       (544,000)  (f)        125,000
                                                             -------------- -------------   ------------       --------------
     Total current liabilities .............................      1,461,000     7,375,000     (6,533,000)           2,303,000

Note payable ...............................................              -     2,500,000              -            2,500,000

Deferred income taxes ......................................        114,000             -              -              114,000
                                                             -------------- -------------   ------------       --------------

     Total liabilities .....................................      1,575,000     9,875,000     (6,533,000)           4,917,000
                                                             -------------- -------------   ------------       --------------

Stockholders' equity (deficit) .............................     26,962,000    (6,811,000)     5,734,000   (g)     25,885,000
                                                             -------------- --------------  ------------       --------------

     Total liabilities and stockholders' equity (deficit)... $   28,537,000 $   3,064,000      ($799,000)        $ 30,802,000
                                                             ============== =============   ============       ==============


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       FISCAL YEAR ENDED OCTOBER 31, 1999

                                                                      NASI         THESEUS
                                                                   FISCAL YEAR   FISCAL YEAR     PRO FORMA
                                                                      ENDED         ENDED       ADJUSTMENTS
                                                                    10/31/99       12/31/99       (NOTE 1)          PRO FORMA
                                                                -------------    ------------   ------------      ------------

Net sales ....................................................  $  12,767,000    $          -   $          -      $ 12,767,000
Cost of goods sold ...........................................      4,594,000               -              -         4,594,000
                                                                -------------    ------------   ------------      ------------

   Gross profit ..............................................      8,173,000               -              -         8,173,000

Research and development......................................        287,000       3,084,000              -         3,371,000
Selling, general and administrative expenses .................      3,060,000         715,000              -         3,775,000
Amortization of goodwill......................................              -               -        604,000  (h)      604,000
                                                                -------------    ------------   ------------      ------------

   Income (loss) from operations .............................      4,826,000      (3,799,000)      (604,000)          423,000

Interest and other income (expense), net......................        611,000      (1,199,000)       667,000  (i)       79,000
                                                                -------------    -------------  ------------      ------------

Income (loss) before provision for income taxes ..............      5,437,000      (4,998,000)        63,000           502,000

Provision for income taxes (benefit) .........................      2,068,000               -     (1,600,000) (j)      468,000
                                                                -------------    ------------   -------------     ------------

Net income (loss) ............................................  $   3,369,000    ($ 4,998,000)  $  1,663,000      $     34,000
                                                                =============    ============   ============      ============


Earnings per share:

   Basic .....................................................  $         .49                                     $          -
                                                                =============                                     ============


   Diluted ...................................................  $         .47                                     $          -
                                                                =============                                     ============


Shares used in per share calculations:

   Basic .....................................................      6,800,129                                        7,110,794
                                                                =============                                     ============

   Diluted ...................................................      7,203,264                                        7,548,929
                                                                =============                                     ============


  See accompanying Notes to Unaudited Pro Forma Condensed Financial Information

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                         NINE MONTHS ENDED JULY 31, 2000

                                                                     NASI         THESEUS
                                                                 NINE MONTHS    NINE MONTHS     PRO FORMA
                                                                    ENDED          ENDED       ADJUSTMENTS
                                                                   7/31/00        9/30/00        (NOTE 1)         PRO FORMA
                                                                ------------   -------------   ------------      ------------

Net sales.....................................................   $12,891,000   $           -   $          -       $12,891,000
Cost of goods sold ...........................................     4,296,000               -              -         4,296,000
                                                                 -----------   -------------   ------------       -----------

     Gross profit ............................................     8,595,000               -              -         8,595,000

Research and development......................................       264,000       2,422,000              -         2,686,000
Selling, general and administrative expenses .................     2,583,000         644,000              -         3,227,000
Amortization of goodwill......................................             -               -        453,000  (h)      453,000
                                                                 -----------   -------------   ------------       -----------

     Income (loss) from operations ...........................     5,748,000      (3,066,000)      (453,000)        2,229,000

Interest and other income (expense), net .....................       833,000      (4,962,000)     4,331,000  (i)      202,000
                                                                 -----------   -------------   ------------       -----------

Income (loss) before provision for income taxes ..............     6,581,000      (8,028,000)     3,878,000         2,431,000

Provision for income taxes (benefit) .........................     2,469,000               -     (1,300,000) (j)    1,169,000
                                                                 -----------   -------------   ------------       -----------

Net income (loss) ............................................  $  4,112,000   ($  8,028,000)  $  5,178,000      $  1,262,000
                                                                ============   =============   ============      ============
Earnings per share:

   Basic .....................................................  $        .60                                     $        .18
                                                                ============                                     ============

   Diluted ...................................................  $        .55                                     $        .16
                                                                ============                                     ============

Shares used in per share calculations:

   Basic .....................................................     6,872,402                                        7,183,067
                                                                ============                                     ============

   Diluted .................................................       7,467,303                                        7,812,968
                                                                ============                                     ============


  See accompanying Notes to Unaudited Pro Forma Condensed Financial Information

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


Note 1.   Pro Forma Adjustments

     The pro forma adjustments are based on a preliminary allocation of the purchase price to the assets acquired and liabilities assumed. The allocation of the purchase price is based on management estimates of fair value.

     Pro forma adjustments relating to the acquisition in the unaudited pro forma financial information are summarized as follows:

                                   Ref                                Explanation
                                   ---                                -----------
Other current assets               (a)   To eliminate accrued interest on the Theseus note payable to NASI

Goodwill                           (b)   To record the allocation of the purchase price to goodwill.  Purchase price is determined as follows:

                                             NASI common stock issued                        $    8,764,000
                                             NASI convertible note payable and accrued
                                                 interest contributed as of actual
                                                 closing date (October 13, 2000)                  7,981,000
                                             Note payable and accrued interest assumed            2,625,000
                                             Acquisition costs and other liabilities
                                                 assumed                                          1,163,000
                                                                                             --------------
                                                 Total Purchase Price                        $   20,533,000
                                                                                             ==============


                                         The purchase price has been allocated as follows:

                                             In-process research and development             $   11,431,000
                                             Goodwill                                             6,041,000
                                             Licenses and other assets                            2,988,000
                                             Cash                                                    73,000
                                                                                             --------------
                                                                                             $   20,533,000
                                                                                             ==============



Note receivable                    (c)   To eliminate the Theseus note payable to NASI

Other assets                       (d)   To eliminate acquisition costs associated with the Theseus merger

Convertible note payable           (e)   To eliminate the Theseus note payable to NASI as of July 31, 2000

Accrued interest                   (f)   To eliminate accrued interest on the Theseus note payable to NASI as of
                                         July 31, 2000

Stockholders' equity               (g)   The components of the pro forma adjustments to stockholders' equity are as follows:

                                             NASI common stock issued                        $    8,764,000
                                             In-process research and development
                                                write-off                                       (11,431,000)
                                             Elimination of Theseus deficit                       6,811,000
                                             Effect of additional loans from
                                             NASI to Theseus and estimated transactions
                                             as of the actual closing date
                                             (October 13, 2000)                                   1,590,000
                                                                                             --------------
                                                                                             $    5,734,000
                                                                                             ==============

Amortization of goodwill           (h)   To record amortization of goodwill related to the acquisition on a straight-line basis over 10 years

Interest and other income          (i)   To eliminate non-cash interest expense related to the beneficial
(expense)                                conversion feature on the convertible note owed by Theseus to NASI

Provision for income taxes         (j)   To record federal and state tax benefit, where applicable, of the Theseus losses at tax rates of 34% and 9% for federal and state, respectively, adjusted for non-deductible expenses such as goodwill amortization.

                           THESEUS IMAGING CORPORATION

                        (A DEVELOPMENT STAGE ENTERPRISE)

            NOTES UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


Note 2.   Pro Forma Earnings Per Share

     Basic and diluted pro forma earnings per share were calculated based upon the equivalent shares of NASI's common stock outstanding for the periods presented, including the shares of NASI common stock assumed to be issued in connection with the Theseus merger, as if they had been issued at the beginning of the periods presented.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  NORTH AMERICAN SCIENTIFIC, INC.
                                  (Registrant)




November 22, 2000                  By:    /s/  L. Michael Cutrer
                                          --------------------------------------
                                          Name:    L. Michael Cutrer
                                          Title:   President and Chief Executive
                                                   Officer (Principal Executive
                                                   Officer)